                                                                      EXHIBIT 99

                                 (PRESS RELEASE)

Contact: Robert W. Krick                              For Release: July 30, 2003
         610-337-1000, ext. 3141                                   Immediate


AMERIGAS PARTNERS REPORTS THIRD QUARTER RESULTS,
REITERATES FISCAL YEAR GUIDANCE

VALLEY FORGE, Pa., July 30 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported a seasonal net loss for the Partnership's third quarter of fiscal 2003 ended June 30, 2003 of $27,414,000 or $0.54 per limited partner unit, compared to a loss of $9,945,000 or $0.20 per limited partner unit, in the same period last year. Results for the June 2003 quarter include $3,022,000, or $0.06 per limited partner unit, of costs associated with the realignment of the regional management structure announced in June.

For the three months ended June 30, 2003, retail volumes sold were 182.4 million gallons, virtually unchanged from the 182.5 million gallons sold in the prior-year period. Nationally, weather was slightly cooler than weather in the prior-year period according to the National Oceanic and Atmospheric Administration. Earnings before interest expense, income taxes, depreciation and amortization, equity investee income, loss on debt extinguishments and minority interests (EBITDA) were $13,061,000 in the fiscal 2003 period compared to $28,455,000 a year ago.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "Our residential sales volumes increased over last year as a result of the slightly cooler weather as well as customer growth and acquisitions. However, the sluggish economy continued to adversely affect our non-weather sensitive sales volumes. In addition, unit margins declined as a result of higher propane product costs and other costs in our PPX(R) cylinder exchange business. We continue to expect that EBITDA for the fiscal year ending September 30, 2003 will be approximately $237 million to $242 million, excluding the charges relating to the above-mentioned realignment." Net income (after management realignment expenses) is expected to be approximately $70 million.

Revenues for the quarter were $287,136,000 versus $254,469,000 a year ago, principally reflecting higher propane product costs. Operating expenses rose during the quarter mainly reflecting the costs related to the management realignment, higher medical and insurance costs, higher expenses in our PPX(R) cylinder exchange business as well as higher incentive compensation accruals relating to improved fiscal year 2003 financial results.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.2 million customers from approximately 650 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 48% of the Partnership and individual unitholders own the remaining 52%.

                                   -- MORE --

EBITDA (earnings before interest expense, income taxes, depreciation and amortization, equity investee income, loss on debt extinguishments and minority interests) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as measures of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA, excluding charges related to the management realignment, is a meaningful non-GAAP financial measure used by investors to compare our operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants. Our definition of EBITDA may be different from that used by other companies. The following table includes a reconciliation of forecasted net income to forecasted EBITDA for fiscal 2003.

                                                            FORECAST
                                                           FISCAL 2003
                                                           -----------
                                                           ($Millions)
Net income (estimate)                                       $   70
Minority interests (estimate)                                    1
Interest expense (estimate)                                     87
Loss on extinguishments of debt (estimate)                       3
Depreciation and amortization (estimate)                        74
Equity investee (income) (estimate)                             --
                                                             -----
EBITDA after management realignment expense (estimate)         235
Management realignment expense                                   4
                                                             -----
EBITDA before management realignment expense (estimate)     $  239
                                                             -----

AmeriGas Partners invites interested parties to listen to the live webcast of management's teleconference with the financial community about third quarter fiscal year 2003 results on Wednesday, July 30, 2003, at 4:00 PM Eastern time. The teleconference is available online live, in audio format, at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately two hours after the completion of the call at 888/203-1112, (International replay 719/457-0820) passcode 490472, until midnight ET August 3, 2003.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.

The financial table appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/3Q03FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, the capacity to transport propane to our market areas and regional economic conditions. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-09                                  ###                               7/30/03

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

                                                       Three Months Ended         Nine Months Ended          Twelve Months Ended
                                                            June 30,                  June 30,                     June 30,
                                                       -------------------       --------------------        ----------------------
                                                       2003        2002(a)       2003         2002(a)        2003        2002(a)(b)
                                                       ----        -------       ----         -------        ----        ----------
Revenues:
       Propane                                        $257,705    $226,192    $1,263,423    $  998,326    $1,456,746    $1,183,733
       Other                                            29,431      28,277        94,290        87,650       122,871       111,523
                                                      --------    --------    ----------    ----------    ----------    ----------
                                                       287,136     254,469     1,357,713     1,085,976     1,579,617     1,295,256
                                                      --------    --------    ----------    ----------    ----------    ----------
Costs and expenses:
       Cost of sales - propane                         145,637     105,992       723,258       506,123       822,830       607,179
       Cost of sales - other                            12,310      12,032        38,716        35,702        50,397        45,369
       Operating and administrative expenses (c)       119,136     108,846       374,005       338,330       483,484       432,051
       Depreciation                                     17,917      15,534        51,826        45,975        67,844        58,743
       Amortization                                        974       1,098         2,987         3,331         3,767        10,088
       Equity investee (income) loss                       637          54           493          (458)          663          (458)
       Other (income), net                              (3,008)       (856)       (7,066)       (2,172)       (9,009)       (4,837)
                                                      --------    --------    ----------    ----------    ----------    ----------
                                                       293,603     242,700     1,184,219       926,831     1,419,976     1,148,135
                                                      --------    --------    ----------    ----------    ----------    ----------
Operating income (loss)                                 (6,467)     11,769       173,494       159,145       159,641       147,121
Loss on extinguishments of debt                             --          --        (3,023)         (752)       (3,023)         (752)
Interest expense                                       (21,468)    (21,784)      (66,051)      (66,541)      (87,349)      (87,774)
                                                      --------    --------    ----------    ----------    ----------    ----------
Income (loss) before income taxes                      (27,935)    (10,015)      104,420        91,852        69,269        58,595
Income tax (expense) benefit                               343          68           405          (148)          213          (700)
Minority interests                                         178           2        (1,451)       (1,263)       (1,183)         (990)
                                                      --------    --------    ----------    ----------    ----------    ----------
Net income (loss)                                     $(27,414)   $ (9,945)   $  103,374    $   90,441    $   68,299    $   56,905
                                                      ========    ========    ==========    ==========    ==========    ==========
General partner's interest in net income (loss)       $   (274)   $   (100)   $    1,034    $      904    $      683    $      569
                                                      ========    ========    ==========    ==========    ==========    ==========
Limited partners' interest in net income (loss)       $(27,140)   $ (9,845)   $  102,340    $   89,537    $   67,616    $   56,336
                                                      ========    ========    ==========    ==========    ==========    ==========
Net income (loss) per limited partner unit:
       Basic                                          $  (0.54)   $  (0.20)   $     2.06    $     1.84    $     1.38    $     1.18
                                                      ========    ========    ==========    ==========    ==========    ==========
       Diluted                                        $  (0.54)   $  (0.20)   $     2.06    $     1.83    $     1.38    $     1.17
                                                      ========    ========    ==========    ==========    ==========    ==========
Average limited partner units outstanding:
       Basic                                            49,847      49,432        49,571        48,736        48,949        47,881
                                                      ========    ========    ==========    ==========    ==========    ==========
       Diluted                                          49,847      49,432        49,631        48,830        49,003        47,952
                                                      ========    ========    ==========    ==========    ==========    ==========
SUPPLEMENTAL INFORMATION:
       Retail gallons sold (millions) (d)                182.4       182.5         900.0         826.2       1,061.3         979.1
       EBITDA (e)                                     $ 13,061    $ 28,455    $  228,800    $  207,993    $  231,915    $  215,494
       Distributable cash flow (e)                     (13,144)      3,415       146,177       126,249       122,466       107,705
       Capital expenditures:
           Maintenance capital expenditures              4,737       3,256        16,572        15,203        22,100        20,015
           Growth capital expenditures                   5,803       8,543        27,236        23,383        36,594        29,150

(a) Certain operating and administrative expenses associated with PPX(R) have been reclassified to cost of sales to conform to the current period presentation.

(b) Pro forma net income and net income per limited partner unit for the twelve months ended June 30, 2002 as if SFAS No. 142, "Goodwill and Other Intangible Assets," had been adopted at the beginning of that period would have been $62,800 and $1.30, respectively.

(c) Included in operating and administrative expenses during the three-, nine-, and twelve-month periods ended June 30, 2003 are $3,022 of costs associated with the management realignment announced in June 2003.

(d) Retail gallons sold in the 2003 three-, nine-, and twelve-month periods include certain bulk gallons previously considered wholesale gallons. Prior-period gallon amounts have been adjusted to conform to the current period classification.

         (continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

         (continued)

(e) EBITDA (earnings before interest expense, income taxes, depreciation and amortization, equity investee income, loss on debt extinguishments and minority interests) and distributable cash flow (EBITDA less interest expense and maintenance capital expenditures) should not be considered as alternatives to net income (as indicators of operating performance) or as alternatives to cash flow (as measures of liquidity or ability to service debt obligations) and are not measures of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and evaluate our ability to meet loan covenants. Management believes distributable cash flow is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay the Minimum Quarterly Distribution pursuant to the terms of the Partnership Agreement. The Partnership's definitions of EBITDA and distributable cash flow may be different from those used by other companies. Weather significantly impacts demand for propane and profitability because many customers use propane for heating purposes. Due to the seasonal nature of the Partnership's propane business, EBITDA and distributable cash flow for interim periods are not necessarily indicative of amounts to be expected for a full year. The following table includes reconciliations of net income to EBITDA and distributable cash flow for all periods presented:

                                          Three Months Ended               Nine Months Ended            Twelve Months Ended
                                                June 30,                       June 30,                       June 30,
                                      --------------------------      --------------------------      -------------------------
                                         2003            2002            2003            2002            2003            2002
                                         ----            ----            ----            ----            ----            ----
Net income (loss)                     $ (27,414)      $  (9,945)      $ 103,374       $  90,441       $  68,299       $  56,905
Minority interests                         (178)             (2)          1,451           1,263           1,183             990
Income tax (benefit) expense               (343)            (68)           (405)            148            (213)            700
Interest expense                         21,468          21,784          66,051          66,541          87,349          87,774
Loss on extinguishments of debt              --              --           3,023             752           3,023             752
Depreciation                             17,917          15,534          51,826          45,975          67,844          58,743
Amortization                                974           1,098           2,987           3,331           3,767          10,088
Equity investee (income) loss               637              54             493            (458)            663            (458)
                                      ---------       ---------       ---------       ---------       ---------       ---------
EBITDA                                   13,061          28,455         228,800         207,993         231,915         215,494
Interest expense                        (21,468)        (21,784)        (66,051)        (66,541)        (87,349)        (87,774)
Maintenance capital expenditures         (4,737)         (3,256)        (16,572)        (15,203)        (22,100)        (20,015)
                                      ---------       ---------       ---------       ---------       ---------       ---------
Distributable cash flow               $ (13,144)      $   3,415       $ 146,177       $ 126,249       $ 122,466       $ 107,705
                                      =========       =========       =========       =========       =========       =========

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